Exhibit 3.2
AMENDED AND RESTATED BYLAWS

OF

FERMI INC.
AUGUST 11, 2026

ARTICLE IV — NOTICES		21
4.1	General	21
4.2	Waiver of Notice	21
4.3	Attendance as Waiver	21
ARTICLE V — OFFICERS		21
5.1	General	21
5.2	Appointment of Officers	22
5.3	Other Officers	22
5.4	Term of Office; Removal and Resignation; Vacancies	22
5.5	Authority and Duties of Officers	22
5.6	Chairperson of the Board	23
5.7	Vice Chairperson of the Board	23
5.8	Chief Executive Officer	23
5.9	President	23
5.10	Vice Presidents	24
5.11	Secretary	24
5.12	Assistant Secretaries	24
5.13	Chief Financial Officer and Treasurer	24
5.14	Assistant Treasurer	25
ARTICLE VI — CERTIFICATES OF SHARES AND THEIR TRANSFER		25
6.1	Certificates for Shares	25
6.2	Transfer Agent	25
6.3	Lost, Stolen or Destroyed Certificates	26
6.4	Transfers of Shares	26
6.5	Registered Shareholders	26
ARTICLE VII — GENERAL PROVISIONS		26
7.1	Execution of Corporate Contracts and Instruments	26
7.2	Dividends	27
7.3	Fiscal Year	27
7.4	Corporate Seal	27
ARTICLE VIII — INDEMNIFICATION		27
8.1	Indemnification of Directors and Officers	27
8.2	Advanced Payment of Expenses	27
8.3	Determination of Right to Indemnification	28
8.4	Non-Exclusivity of Rights	28
8.5	Insurance	29
8.6	Indemnification of Others	29
8.7	Survival	29
8.8	Effect of Repeal or Modification	29

ARTICLE IX — AMENDMENTS		29

ARTICLE X — COLLECTIVE PROCEEDINGS		29

Exhibit 3.2
BYLAWS
OF
FERMI INC.

ARTICLE I — OFFICES
1.1    Registered Office
The principal office of Fermi Inc. (the “Corporation”) shall be located at such place within or without the State of Texas as the board of directors of the Corporation (the “Board of Directors”) may designate. The initial registered office and registered agent of the Corporation is set forth in the certification of formation of the Corporation (as the same may be amended from time to time, the “Certificate of Formation”) and may be altered by resolution of the Board of Directors.
1.2    Other Offices
The Corporation may have such other offices, both within and without the State of Texas, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II — MEETINGS OF SHAREHOLDERS
2.1    Place of Meetings
All meetings of the shareholders shall be held in the City of Amarillo, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication as authorized by Section 6.002(a) of the Texas Business Organizations Code (the “TBOC”). If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law. In the absence of any such designation or determination, shareholders’ meetings shall be held at the Corporation’s principal executive office.
2.2    Annual Meetings
Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

2.3    Special Meetings
Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation, may be called only by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the President or as provided in the Certificate of Formation, the shareholders of the Corporation. Only business within the purpose or purposes described in the notice may be conducted at a special meeting of the shareholders. The Board of Directors may cancel (to the extent permitted under the TBOC), postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the shareholders.
2.4    Notice of Shareholder Meetings
Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the TBOC, the Certificate of Formation or these bylaws of the Corporation (these “Bylaws”), the written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting as of the record date. Notwithstanding the foregoing, notice of a shareholder meeting regarding a “fundamental business transaction” (as defined in the TBOC) must (i) be given to each shareholder of the Corporation not later than 21 days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (ii) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction.
2.5    Quorum
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Formation.
If, however, such quorum shall not be present or represented by proxy at any meeting of the shareholders, then either (i) the chairperson of the meeting, or (ii) a majority of the shares present or represented by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting as further described in Section 2.6, until a quorum shall be present or represented.
2.6    Adjourned Meetings; Notice
When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
2.7    Chairperson of Meetings; Conduct of Business
Unless otherwise determined by the Board of Directors, the Chairperson of the Board of Directors shall act as chairperson of any meetings of shareholders. Only the Board of Directors may determine who shall act as chairperson of any meeting of shareholders. In the absence of such designation, the Chairperson of the Board, if any, the Chief Executive Officer (in the absence of the Chairperson of the Board) or the President (in the absence of the Chairperson of the Board and the Chief Executive Officer), or in their absence any other executive officer of the Corporation, shall serve as chairperson of the shareholder meeting. The Secretary of the Corporation shall act as secretary of the meeting. If the Secretary of the Corporation is not present, the chairperson of the meeting shall appoint a secretary of the meeting.
The Board of Directors may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairperson of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, (i) convening the meeting, concluding the meeting and rescheduling, recessing or adjourning the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, (ii) announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote, (iii) imposing restrictions on the persons (other than shareholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, (iv) establishing procedures for the dismissal of business not properly presented, (v) maintaining order at the meeting and safety of those present, (vi) restricting entry to the meeting after the time fixed for commencement, (vii) limiting the circumstances in which any person may make a statement or ask questions, and the time allotted thereto, at any meeting of shareholders, (viii) removing any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (ix) restricting the use of audio and video recording devices, cell phones and other electronic devices, (x) establishing rules, regulations or procedures for compliance with any state or local laws or regulations, including those concerning safety, health and security, and (xi) implementing procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.
2.8    Manner of Acting
Except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, and who voted for or against the matter at the meeting at which a quorum is present shall be the act of the shareholders. Directors shall be elected by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in an election of directors.
2.9    Shareholder Action by Written Consent Without a Meeting
Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof that have been expressly granted the right to take action by less than unanimous written consent, unless otherwise provided in the Certificate of Formation, any action required or permitted to be taken by the shareholders of the Corporation by written consent, and not at a duly called annual or special meeting of shareholders of the Corporation, may only be taken if such written consent is signed by all holders of shares entitled to vote on such action.
2.10    Voting of Shares
Except as otherwise provided in the Certificate of Formation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of capital stock of the Corporation having voting power held by such shareholder. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes allotted to the shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has the right to vote.
2.11    No Cumulative Voting for Directors
Cumulative voting in the election of directors or otherwise is expressly prohibited by the Certificate of Formation.
2.12    Closing of Transfer Records and Fixing Record Date
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such ledger shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, and, in case of a meeting of shareholders, not less than 10 days (or such longer period or may be required by the TBOC), prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is given to shareholders or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.12, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer records and the stated period of closing has expired.
2.13    Voting List
The officer who has charge of the stock ledger of the Corporation shall prepare, no later than the 11th day before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder, and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held.
The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be kept on file at the registered office or principal executive office of the Corporation for a period of at least 10 days prior to the date of the applicable meeting, and shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation must take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Such list shall be prima facie evidence of which shareholders are entitled to vote at the meeting.
2.14    Proxies
Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states on its face that it is irrevocable and the proxy is coupled with an interest. A written proxy may be in any form of electronic transmission permitted under the TBOC which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the person as provided in Section 21.367 of the TBOC. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
2.15    Inspector of Election
The Corporation may, and to the extent required by the TBOC, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by the TBOC, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairperson of the meeting.

2.16    Advance Notice of Shareholder Nominations and Proposals
(a)    Timely Notice. At an annual meeting of the shareholders, only such nominations of persons for the election to the Board of Directors shall be considered and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any authorized committee thereof) or (iii) otherwise properly brought before an annual meeting by a shareholder (A) who is a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time such notice of meeting is delivered, on the record date for the determination of shareholders entitled to vote at the annual meeting of shareholders and through the time of such annual meeting of shareholders, (B) who is entitled to vote at the meeting and (C) who complies with the procedures set forth in this Section 2.16. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or propose other business at an annual meeting of shareholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.16(a)(iii), a Proposing Shareholder (as defined below) must have given timely notice thereof pursuant to this Section 2.16, in writing to the Secretary of the Corporation, even if such matter is already the subject of any notice to the shareholders or Public Disclosure (as defined below) from the Board of Directors. To be timely, a Proposing Shareholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (x) not later than the Close of Business (as defined below) on the 90th day, nor earlier than the Close of Business on the 120th day, in advance of the anniversary of the previous year’s annual meeting, if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting, and (y) with respect to any other annual meeting of shareholders, not later than the Close of Business on the later of the 90th day prior to such annual meeting or the Close of Business on the 10th day following the first date of Public Disclosure of the date of such meeting. In no event shall the adjournment or postponement (or Public Disclosure of such adjournment or postponement) of an annual meeting commence a new notice time period (or extend any notice time period) for the giving of a shareholder’s notice as described above.
(b)    Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Shareholder’s timely notice to the Secretary of the Corporation (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.16) shall set forth or include:
(i)    the name, age, business address and residential address of each nominee proposed in such notice;
(ii)    the principal occupation or employment of each such nominee;

(iii)    the number of shares of capital stock of the Corporation that are owned of record and directly or indirectly beneficially by each such nominee (if any) and the date or dates on which such shares were acquired;
(iv)    such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;
(v)    a completed questionnaire executed by the nominee regarding the background and qualification of such person to serve as a director, in the form to be provided by the Secretary (which form the Proposing Shareholder shall request from the Secretary of the Corporation in writing no less than 10 Business Days prior to providing notice of a nomination, and which the Secretary of the Corporation shall provide to such Proposing Shareholder within three Business Days of receiving such request from the Proposing Shareholder);
(vi)    a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request within three Business Days after receiving such request) executed by the nominee acknowledging that such person:
(A)    consents to being named in the proxy statement as a nominee and to serving as a director if elected;
(B)    intends to serve as a director for the full term for which such person is standing for election; and
(C)    makes the following representations and undertakings: (1) that the director nominee has read and agrees to adhere to all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Formation, these Bylaws, the Corporation’s Corporate Governance Guidelines, the Corporation’s Code of Ethics and Business Conduct, the Corporation’s Related Party Transactions Policy, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading (which other policies and guidelines will be provided to such nominee within five Business Days after the Secretary of the Corporation receives any written request therefor from such nominee), and will comply with all applicable fiduciary duties under Texas law, (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director, and (4) that the director nominee will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in all material respects;
(vii)    as to the Proposing Shareholder and each Shareholder Associated Person (as defined below):
(A)    the name, business address and residential address of the Proposing Shareholder as they appear on the Corporation’s books and the name, business address and residential address of any Shareholder Associated Person;
(B)    the class or series and number of shares of the Corporation’s capital stock that are directly or indirectly owned, specifying the type of ownership (beneficially and of record), by the Proposing Shareholder and by any Shareholder Associated Person, in each case as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by the Proposing Shareholder and by any Shareholder Associated Person as of the record date for the meeting promptly following the later of the record date or the first date of Public Disclosure of the record date;
(C)    a description of any material agreement, arrangement or understanding (written or oral) between such Proposing Shareholder, on the one hand, and any Shareholder Associated Person, on the other hand, related to (1) the nomination or other business proposed in the notice or (2) any subject matter that will be material in the Proposing Shareholder’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental or governance policy);
(D)    a description of any material agreement, arrangement or understanding (written or oral) between such Proposing Shareholder or any Shareholder Associated Person, on the one hand, and the director nominee, on the other hand, related to (1) the nomination or (2) any subject matter that will be material in the Proposing Shareholder’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental or governance policy);
(E)    a description of any material interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Proposing Shareholder or any Shareholder Associated Person in the Corporation or any affiliate thereof or in the proposed business or nomination to be brought before the meeting by the Proposing Shareholder, other than an interest arising from the ownership of Corporation securities where such Proposing Shareholder or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(F)    the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each a “Derivative Security”), which are, directly or indirectly, beneficially owned by the Proposing Shareholder or any Shareholder Associated Person;
(G)    any material agreement, arrangement, understanding, or relationship, including any pledge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the Proposing Shareholder or by any Shareholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Shareholder or any Shareholder Associated Person with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series or capital stock or other securities of the Corporation;
(H)    a description of any other direct or indirect opportunity for the Proposing Shareholder or any Shareholder Associated Person to profit or share in any profit (including any performance-based fees other than an asset-based fee) derived from any increase or decrease in the value of shares or other securities of the Corporation or value of Derivative Securities;
(I)    any proxy, contract, arrangement, understanding or relationship (1) pursuant to which the Proposing Shareholder or any Shareholder Associated Person has a right to vote any shares or other securities of the Corporation (other than any revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder by way of a solicitation statement filed on Schedule 14A) and (2) that the Proposing Shareholder or any Shareholder Associated Person has with any shareholder of the Corporation (including the name and business address of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action to financially support any proposed nominee or other business, or other action to be taken, by the Proposing Shareholder or any Shareholder Associated Person;

(J)    the names and addresses of other shareholders (including beneficial and record owners) known by the Proposing Shareholder or by any Shareholder Associated Person to provide financial support in furtherance of the nomination or other business proposal submitted by the Proposing Shareholder, and to the extent known, the class or series and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholders;
(K)    any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which the Proposing Shareholder or any Shareholder Associated Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity;
(L)    a description of all agreements, arrangements, and understandings between the Proposing Shareholder or any Shareholder Associated Person and any other Person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities;
(M)    a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by means of remote communication (if applicable) or by proxy or cause a Qualified Representative (as defined below) of such Proposing Shareholder to appear in person or by means of remote communication (if applicable) at the meeting to nominate the person or persons specified in the notice or to propose such other business, and an acknowledgement that, if the Proposing Shareholder (or a Qualified Representative of the Proposing Shareholder) does not appear to present the Proposing Shareholder’s nomination or other business proposal at such meeting, the Corporation need not present the Proposing Shareholder’s nomination or other business proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;
(N)    any rights to dividends on the shares of the Corporation owned beneficially by the Proposing Shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation;
(O)    the date(s) of first contact between the Proposing Shareholder and any Shareholder Associated Person, on the one hand, and the proposed nominee, on the other hand, with respect to the Corporation and any proposed nomination(s) of any person(s) (including the proposed nominee) for election as a director of the Corporation;
(P)    any material equity interests (other than any equity interests held through any index fund) or any Derivative Security held by such Proposing Shareholder or any Shareholder Associated Person in any competitor of the

Corporation identified in Part I, Item 1 of the Annual Report on Form 10-K or amendment thereto most recently filed by the Corporation with the Securities and Exchange Commission (the “SEC”) or in Item 8.01 of any Current Report on Form 8-K filed by the Corporation with the SEC thereafter but prior to the 10th day before the deadline for a shareholder’s notice under Section 2.16 (each, a “Principal Competitor”);
(Q)    any direct or indirect interest (other than solely as a result of ownership of securities of the Corporation) of the Proposing Shareholder or any Shareholder Associated Person in any contract with any Principal Competitor (including any employment agreement, collective bargaining agreement or consulting agreement);
(R)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proposing Shareholder or any Shareholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Shareholder or any Shareholder Associated Person was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant;
(S)    any other information relating to the Proposing Shareholder and any Shareholder Associated Person that would be required to be disclosed in (1) a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or (2) a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Shareholder or any Shareholder Associated Person with respect to the Corporation (regardless of whether such Person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Proposing Shareholder or any Shareholder Associated Person pursuant to Item 5 or Item 6 of Schedule 13D;
(T)    a complete and accurate description of any pending, or to the Proposing Shareholder’s knowledge, threatened, legal proceeding in which such Proposing Shareholder or any Shareholder Associated Person is a party or participant involving the Corporation or, to such Proposing Shareholder’s knowledge, involving any current or former officer, director, affiliate or associate of the Corporation;
(U)    a statement of whether or not the Proposing Shareholder, its Qualified Representatives and/or any Shareholder Associated Person intend to solicit proxies with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement: (1) confirming whether the Proposing Shareholder, its Qualified Representatives and/or any Shareholder Associated Person intends, or is part of a group that (x) in the case of a nomination, intend to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intend to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such Proposing Shareholder, its Qualified Representatives and/or any Shareholder Associated Person intend to otherwise solicit proxies from shareholders in support of such nomination or other business proposal;
(V)    a representation that the Proposing Shareholder will provide the Corporation with the updates and supplements required by Section 2.16(d); and
(W)    a representation that the Proposing Shareholder has complied with all applicable requirements of Texas law and the Exchange Act with respect to matters set forth in this Section 2.16.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility and suitability of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided within 10 days after it has been requested by the Corporation. Notwithstanding anything to the contrary in this Section 2.16(b)(vii), the disclosures described in this Section 2.16(b)(vii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee holder who is a shareholder solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(c)    Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary of the Corporation shall set forth, as to each matter the Proposing Shareholder proposes to bring before the annual meeting, the following: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (iii) any other information relating to the Proposing Shareholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) all of the other information required by Section 2.16(b)(vii) above.
(d)    Supplements and Updates.
(i)    A Proposing Shareholder providing notice of a director nomination or other business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct in all material respects as of the record date for the meeting and as of the date that is 10 Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (A) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five Business Days after such record date and (B) in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight Business Days prior to the date for the meeting or any adjournment or postponement thereof. Such update and supplement shall
(A)    be made only to the extent that information has changed in any material respect since the Proposing Shareholder’s prior submission and (B) clearly identify the information that has changed since the Proposing Shareholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.16(d) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.16 and shall not extend the time period for the delivery of notice pursuant to this Section 2.16. If a Proposing Shareholder fails to provide any written update or supplement in accordance with this Section 2.16(d), the information as to which such written update or supplement relates may be deemed not to have been provided in accordance with this Section 2.16.
(ii)    If any information submitted pursuant to this Section 2.16 shall be inaccurate in any material respect (as determined by the Board of Directors), such information shall be deemed not to have been provided in accordance with this Section 2.16. The Proposing Shareholder shall notify the Secretary of the Corporation in writing at the principal executive offices of the Corporation of any material inaccuracy or material change in any information submitted pursuant to this Section 2.16 (including if the Proposing Shareholder or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.16(b)(vii)(U)) within two Business Days after becoming aware of such inaccuracy or change. Any such notification shall clearly identify the inaccuracy, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Proposing Shareholder. Upon written request of the Secretary of the Corporation on behalf of the Board of Directors (or a duly authorized committee thereof), the Proposing Shareholder shall provide, within five Business Days after delivery of such request (or such earlier period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Proposing Shareholder pursuant to this Section 2.16 and (B) a written affirmation of any information submitted by such Proposing Shareholder pursuant to this Section 2.16 as of an earlier date. If the Proposing Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.16.
(e)    Proxy Rules. Notwithstanding the foregoing provisions of this Section 2.16, a Proposing Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.16. Nothing in this Section 2.16 shall be deemed to
(i)    affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor rule thereto), or (ii) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Formation. This Section shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.
(f)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as is a proper matter for shareholder action under Texas law and as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 2.16 is delivered to the Secretary of the Corporation, upon the record date for the determination of shareholders entitled to vote at the special meeting through the date of such meeting, (B) who is entitled to vote at the meeting and upon such election and (C) who complies with the notice procedures set forth in this Section 2.16. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the 90th day prior to such special meeting and not earlier than the Close of Business on the later of the 120th day prior to such special meeting or, if the first Public Disclosure of the date of such special meeting is less than 100 days prior to the date of such special meeting, not later than the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period) for the giving of a shareholder’s notice as described above.
(g)    Effect of Noncompliance.
(i)    Notwithstanding anything in these Bylaws to the contrary, (A) no nominations shall be made or business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.16, and (B) unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual or special meeting pursuant to this Section 2.16 does not comply with or provide the information required under this Section 2.16 to the Corporation promptly following the later of the record date or the first date of Public Disclosure of the record date, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.
(ii)    Notwithstanding the provisions of this Section 2.16, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has compiled with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (A) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such shareholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary of the Corporation, no later than five Business Days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(iii)    The Board of Directors (or an officer designated thereby) shall have the power and the duty to determine whether a nomination has been made or other business has been proposed in accordance with the provisions set forth in this Section 2.16, and, if the Board of Directors or such officer determines that any nomination was not made or such other business was not proposed in accordance with the provisions of this Section 2.16, such nomination or such other proposed business shall not be considered at the meeting in question.
(h)    Delivery. Any written notice, supplement, update or other information required to be delivered by a Proposing Shareholder to the Corporation pursuant to this Section 2.16 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be deemed not to have been delivered unless so given.

(i)    Definitions.
(ii)    “affiliate” and “associate” each has its respective meaning set forth in Rule 12b-2 under the Exchange Act.
(iii)    “beneficial owner” or “beneficially owned” has the meaning set forth in Rule 13d-3 under the Exchange Act.
(iv)    “Business Day” means any day other than Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.
(v)    “Close of Business” means 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a Business Day.
(vi)    “Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, or a government or political subdivision thereof.
(vii)    “Proposing Shareholder” means, collectively, any shareholder (other than a shareholder that is a depositary) giving the notice of director nomination or proposal of other business and, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or other business is proposed, such beneficial owner.
(viii)    “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, and the rules and regulations promulgated thereunder.
(ix)    a “Qualified Representative” of a shareholder means a person that is a duly authorized officer, manager or partner of such shareholder or is authorized by a writing (A) executed by such shareholder, (B) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such shareholder to the Corporation prior to the taking of the action taken by such person on behalf of such shareholder and (C) stating that such person is authorized to act for such shareholder with respect to the action to be taken.
(x)    “Shareholder Associated Person” means, with respect to a Proposing Shareholder, (A) any Person who is a member of a “group” (as such term is used in Rule 13d 5 under the Exchange Act) with such Proposing Shareholder, (B) any affiliate or associate of such Proposing Shareholder, (C) any “participant” (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Proposing Shareholder with respect to any proposed business or nominations, (D) any beneficial owner of shares of stock of the Corporation owned of record by such Proposing Shareholder and (E) any proposed nominee of such Proposing Shareholder.

ARTICLE III — DIRECTORS
3.1    General Powers
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the TBOC or the Certificate of Formation.
3.2    Number and Tenure
The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Formation fixes the number of directors, the number of directors shall be determined from time to time solely by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. As set forth in Article V of the Certificate of Formation, the directors shall initially be divided into three classes (each, a “Class”) as nearly equal in size as is practicable, designated Class I, Class II and Class III, until the annual meeting of shareholders to be held in 2029, at which time, a phase-in of a declassified Board of Directors shall begin as specified in the Certificate of Formation. Except as otherwise provided in the Certificate of Formation, each director shall serve for a term ending on the date of the third annual meeting of shareholders next following the annual meeting at which such director was elected. Commencing with the annual meeting of shareholders to be held in 2029, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the year following the year of their election. Commencing with the annual meeting of shareholders to be held in 2031, the classification of the Board of Directors shall fully terminate, and all directors shall be of one class and elected at each annual meeting of shareholders.
The directors shall be elected at each annual meeting of the shareholders, except as provided in Section 3.3 of this Article III, and each director elected shall hold office until the expiration of the term for which elected and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be shareholders of the Corporation.

3.3    Resignation and Vacancies
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is received by the Corporation unless the resignation specifies a later effective date or an effective date determined upon the occurrence of a future event. Acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Formation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, with such appointments to take effect when such resignation or resignations shall become effective.
Except as otherwise provided by the TBOC and subject to the rights granted to one or more series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If the directors are divided into classes, a person so elected or appointed to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. Notwithstanding the foregoing, during the period between two successive annual meetings of shareholders, the Board of Directors may not fill more than two vacancies created by an increase in the number of directors. If there are no directors in office, then an election of directors may be held in the manner provided by the TBOC.
3.4    Removal
At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the Whole Board may be removed, but for cause only (removal of directors without cause being expressly prohibited), by a vote of the holders of a majority of the voting power of all of the shares then entitled to vote at an election of directors, voting together as a single class.
3.5    Location of Meetings; Meetings by Telephone
The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.
Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.
3.6    Regular Meetings
Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.
3.7    Special Meetings; Notice
Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Secretary or upon written request of two or more directors, at such times and places as he or she or they shall designate.
Notice of the time and place of special meetings shall be (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; or (iii) if the director has consented, sent by electronic mail, directed to each director at that director’s address, telephone number or electronic mail address, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, or (ii) sent by electronic mail, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.8    Quorum; Voting
At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Formation or these Bylaws. To the maximum extent permitted by the TBOC, in the event a director or directors abstain or are disqualified from a vote, the majority vote of the director or the directors not abstaining or disqualified from voting, whether or not such director or directors constitute a quorum, shall be the act of the Board of Directors.

3.9    Action by Board or Committees Without a Meeting
Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
3.10    Committees
The Board of Directors may, by resolution passed by a majority of the directors, designate committees, each committee to consist of one or more directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to (i) amending the Certificate of Formation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 21.416(c)(1) of the TBOC, establish series of shares, increase or decrease the number of shares in a series or eliminate a series of shares as authorized by Section 21.155 of the TBOC), (ii) proposing a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (iii) approving a plan of merger, share exchange or conversion of the Corporation, (iv) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation not made in the usual and regular course of its business, recommending to the shareholders a voluntary winding up and termination or revocation of a voluntary winding up and termination, (vi) amending, altering, or repealing these Bylaws or adopting new bylaws, (vii) filling vacancies on the Board of Directors; (viii) filling vacancies on or designating alternate members of a committee of the Board of Directors, (ix) filling a vacancy to be filled because of an increase in the number of directors, (x) electing or removing officers of the Corporation or members or alternate members of a committee of the Board of Directors; (xi) setting the compensation of the members or alternate members of a committee of the Board of Directors or (xii) amending or repealing a resolution of the Board of Directors that states that it may not be amended or repealed by a committee of the Board of Directors.
3.11    Compensation of Directors
The Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE IV— NOTICES
4.1    General
Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Certificate of Formation or these Bylaws, it shall be given in writing and delivered personally, by mail or other delivery service or by electronic transmission to such shareholder or director when permitted by, in accordance with the requirements of and with the effect stated in, the TBOC, at such address as appears on the books of the Corporation. Any such notice delivered by mail or other delivery service shall be deemed to be given at the time the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice given by electronic transmission shall be deemed to be delivered when transmitted for delivery to the recipient.
4.2    Waiver of Notice
Whenever any notice is required to be given to any shareholder or director under any provision of the TBOC, the Certificate of Formation or these Bylaws, a written waiver thereof signed by such shareholder or director, as applicable, or a waiver by electronic transmission by such shareholder or director, whether before or after the date and time stated in such notice, shall be deemed equivalent to the giving of such notice. The waiver shall be delivered to the Corporation and filed with the minutes of the meeting or with the corporate records, as applicable. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any waiver of notice.
4.3    Attendance as Waiver
Attendance or participation of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder or director attends or participates in the meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE V— OFFICERS
5.1    General
The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, a Chief Financial Officer or Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person, unless the Certificate of Formation or these Bylaws otherwise provide.

5.2    Appointment of Officers
The Board of Directors shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws, subject to the rights, if any, of an officer under any contract of employment. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Article V for the regular appointment to such office.
5.3    Other Officers
The Board of Directors may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.
5.4    Term of Office; Removal and Resignation; Vacancies
The officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Subject to the rights, if any, of an officer under any contract of employment, any officer appointed by the Chief Executive Office or President pursuant to Section 5.3 may be removed by any officer upon whom such power of removal may be conferred by the Board of Directors.
Any officer may resign at any time by giving written or electronic notice to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 5.3.
5.5    Authority and Duties of Officers
All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

5.6    Chairperson of the Board
The Chairperson of the Board shall have the powers and duties customarily and usually associated with the office of the chairperson of the board. The Chairperson of the Board shall preside at meetings of the shareholders and of the Board of Directors. The Board of Directors, in its discretion, may designate whether or not the Chairperson of the Board shall be considered a full-time employee or executive officer of the Company by virtue of the chairperson position.
5.7    Vice Chairperson of the Board
The Vice Chairperson of the Board shall have the powers and duties customarily and usually associated with the office of the vice chairperson of the board. In the case of absence or disability of the Chairperson of the Board, the Vice Chairperson of the Board shall perform the duties and exercise the powers of the Chairperson of the Board. The Board of Directors, in its discretion, may designate whether or not the Vice Chairperson of the Board shall be considered a full-time employee or executive officer of the Company by virtue of the chairperson position.
5.8    Chief Executive Officer
The principal executive officer of the Corporation shall be the Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer of the Corporation shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Corporation. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge that the interests of the Corporation may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The Chief Executive Officer shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.
5.9    President
The President of the Corporation shall perform such duties as may be assigned to him from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he or she shall perform all duties incident to the office of a president in a corporation organized under Texas law. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable. The President shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation, except where required or permitted by the TBOC to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

5.10    Vice Presidents
In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
5.11    Secretary
The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He or she shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
5.12    Assistant Secretaries
The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
5.13    Chief Financial Officer and Treasurer
The Chief Financial Officer shall be the treasurer of the Corporation. The Chief Financial Officer of the Corporation shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. The Chief Financial Officer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. The Chief Financial Officer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.
5.14    Assistant Treasurer
The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors (or if there be no such designation, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI — CERTIFICATES OF SHARES AND THEIR TRANSFER
6.1    Certificates for Shares
Shares of capital stock of the Corporation may, but shall not be required to, be issued in certificated form. If such stock is certificated, such certificates shall be numbered and shall be entered in the books of the Corporation as they are issued, and shall be signed by the President and the Secretary of the Corporation or other such officers as determined by the Board of Directors, and may be sealed with the seal of the Corporation or a facsimile thereof.
If the Corporation is authorized to issue shares of more than one class of stock or more than one series of any class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of all of the powers, designations, preferences, and rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions thereof, and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents and the par value or a statement that the shares are without par value. No shares of capital stock shall be issued until the consideration therefor has been fully paid.
6.2    Transfer Agent
If a certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or, (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

6.3    Lost, Stolen or Destroyed Certificates
The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
6.4    Transfers of Shares
Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed.
6.5    Registered Shareholders
The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the TBOC.
ARTICLE VII — GENERAL PROVISIONS
7.1    Execution of Corporate Contracts and Instruments
Except as otherwise provided by law, the Certificate of Formation or these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
7.2    Dividends
Dividends upon capital stock of the Corporation, subject to the provisions of the TBOC and of the Certificate of Formation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the TBOC. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Formation.

7.3    Fiscal Year
The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
7.4    Corporate Seal
The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII — INDEMNIFICATION
8.1    Indemnification of Directors and Officers
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or other representative (as defined in the TBOC) of another corporation or of a partnership, joint venture, trust or other enterprise or organization, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
8.2    Advanced Payment of Expenses
The rights to indemnification conferred in Section 8.1 of this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an indemnitee shall be made only after delivery to the Corporation of (i) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (ii) a written undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial determination from which there is no further right to appeal (hereinafter, a “final adjudication”) or otherwise in accordance with the TBOC that such indemnitee has not met that standard necessary for indemnification under the TBOC or that indemnification is prohibited by the TBOC.
8.3    Determination of Right to Indemnification
If a claim under Section 8.1 or Section 8.2 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
8.4    Non-Exclusivity of Rights
The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation’s Certificate of Formation or any statute, agreement, vote of shareholders or disinterested directors or otherwise.
8.5    Insurance
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

8.6    Indemnification of Others
The Corporation may, to the extent authorized from time to time by the Board of Directors, the Chief Executive Officer or the President, grant rights to indemnification and rights to advancement of expenses to any current or former employee or agent of the Corporation with the same or lesser scope and effect as the foregoing indemnification of, and advancement of expenses to, current and former directors and officers of the Corporation.
8.7    Survival
The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
8.8    Effect of Repeal or Modification
Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.
ARTICLE IX — AMENDMENTS
The Board of Directors is expressly authorized and empowered to alter, amend and repeal these Bylaws or adopt new Bylaws. The shareholders may, by the vote of the holders of not less than a majority of all classes of stock of the Corporation entitled to vote in the election of directors, voting as one class, make additional bylaws and alter, amend and repeal any bylaws, whether such bylaws were originally adopted by the shareholders or otherwise, provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any Bylaw inconsistent with, Section 3.2 or Article IX of these Bylaws (in each case, as in effect as of the date hereof), by the shareholders shall require the affirmative vote of shares representing not less than seventy percent (70%) of all classes of stock of the Corporation entitled to vote in the election of directors, voting as one class.
ARTICLE X— COLLECTIVE PROCEEDINGS
Proceedings subject to resolution under these Bylaws or the Certificate of Formation must be brought only as an individual action or derivative proceeding, and, to the fullest extent permitted by law, may not be brought as a class action, mass action, or other form of collective action, and may not be consolidated or joined, in whole or in part, consistent with the Texas Rules of Civil Procedure (the “TRCP”); provided that the Corporation at its sole option may elect to seek consolidation or joinder of matters as consistent with the TRCP.